EXHIBIT 10.2	AGREEMENT BETWEEN ACTION STOCK TRANSFER CORPORATION AND RECURSOS QUELIZ, INC. DATED SEPTEMBER 21, 2012

CERTIFICATE OF CORPORATE RESOLUTION

The undersigned, being a majority of the duly elected and qualified directors of Recursos Queliz, Inc., a corporation duly organized and existing under the laws of the State of Nevada, do hereby certify and affirm that on the 21 day of September, 2012, a duly and regularly called meeting was held, and the following resolutions duly adopted by the Board of Directors pursuant to the bylaws of the corporation.

RESOLVED, THAT

FIRST, Action Stock Transfer Corporation (Transfer Agent) be and it is hereby appointed sole transfer agent of the securities of this corporation.

SECOND, that the President and the Secretary of the Corporation or other duly authorized officers hereof,be and they are hereby authorized and directed to execute and deliver, on behalf of the Corporation, that certain contract and agreement by and between the Corporation and Action Stock Transfer Corporation of Salt Lake City, Utah, a copy of which is attached hereto and incorporated herein and made a part hereof, to be effective on the date of its execution.

THIRD, the Secretary of the Corporation is hereby instructed to file with the Transfer Agent theinformation and documents set forth in Paragraph 2 of the contract approved in SECOND above.

FOURTH, that the Corporation terminates and cancels any and all prior agreements respecting the retention of a transfer agent of securities of the Corporation.

These resolutions aforesaid are presently in due force and effect as is the contract between the Corporation and Action Stock Transfer Corporation which is attached to this certificate of Corporate Resolution.

Dated this 21th day of September, 2012

RECURSOS QUELIZ, INC.

By: /S/ Juan Alexi Payamps Dominguez

                                Juan Alexi Payamps Dominguez - Director

AGREEMENT

This agreement made and entered into the 21th day of September, 2012, by and between Action Stock Transfer Corporation hereinafter referred to as Action and Recursos Queliz, Inc, hereinafter referred to as the Company.

WHEREFORE:

1. Action shall be and is hereby appointed Transfer Agent and Registrar for the securities of the Company.

2. An authorized officer of the Company shall file the following with Action before Action commences to act as Transfer Agent:

A.    A copy of the Articles of Incorporation of the Company and all amendments thereto, and a copy of theCertificate of Incorporation as issued by the State of Incorporation.

B.    A copy of the by-laws of the Company incorporating all amendments thereto.

C.  Specimens of all forms of outstanding certificates for securities of the Company, in the formsapproved by the Board of Directors.

D.    A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the corporate stock records.

E.    A list of all shareholders deemed to be considered "insiders" or "control persons" as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

F.   The names and specimen signatures of all officers who are and have been authorized to sign certificates for securities on behalf of the Company and the names and addresses of any other Transfer Agents or Registrars of securities of the Company.

G.    A copy of the resolution of the Board of Directors of the Company authorizing the execution of thisAgreement and approving the terms and conditions herein.

H.    His certificate as to the authorized and outstanding securities of the Company, its address to whichnotices may be sent, the names and specimen signatures of the Company's officers who are authorized to sign instructions or requests to the Transfer Agent on behalf of this Company, and the name and address of legal counsel to this Company.

I.    In the event of any future amendment or change in respect of any of the foregoing, prompt writtennotification of such change, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Transfer Agent may deem necessary or appropriate.

3. Action, as Transfer Agent, shall make original issues of securities upon the written request of the Company and upon being furnished with a copy of a resolution of the Board of Directors of the Company authorizing such issue certified by the Corporate Secretary.

4. The Company hereby authorizes Action to purchase from time to time, certificates as may be needed by it to perform regular transfer duties; not to exceed 2,000 without prior written approval of the Company, with such costs being paid in advance by the Company. Such certificates shall be signed manually or by facsimile signatures of officers of the Company authorized by law or the by-laws of the Company to sign certificates and if required, shall bear the corporate seal of the Company or a facsimile thereof.

5. Transfer of securities shall be made and effected by Action and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by Action properly endorsed for transfer, with all necessary endorser's signatures guaranteed in such manner and form as Action requires by a guarantor reasonably believed by Action to be responsible accompanied by such assurances as Action shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any. That all transfer of securities and issuance and certificates shall be at a fee chargeable by Action at its discretion. Such fee to be paid by such person, persons, firms or corporations requesting such transfer.

6. In registering transfers, Action may rely upon the Uniform Commercial Code or any other statute which in the opinion of Counsel protects Action and the Company in not requiring complete documentation in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration wherein its judgment and adverse claims require such refusal. The Company agrees to hold Action harmless from any liability resulting from instructions issued by the Company.

7. When mail is used for delivery of certificates, Action shall forward certificates in "non- negotiable" form by first class, registered or certified mail.

8. Action, as Transfer Agent, may issue new certificates in place of certificates represented to have been lost, destroyed, or stolen, upon receiving indemnity satisfactory to Action, and may issue new certificates in exchange for, and upon surrender of mutilated certificates.

9. In case of any request of demand for the inspection of the records of the Company held by Action, Action shall endeavor to notify the Company and to secure instructions as to permitting or refusing such inspection. However, Action may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

10. In case any officer of the Company who shall have signed manually or whose facsimile signature shall have been affixed to blank certificates shall die, resign, or be removed prior to the issuance of such certificates, Action may issue and register such certificates as the certificates of the Company notwithstanding such death, resignation, or removal; and the Company shall file promptly with Action such approval, adoption, or ratification as may be required by law.

11. Action shall maintain customary records in connection with its agency, all of which shall be available for inspection by the Company at all reasonable times.

12. Action is authorized by the Company to use its own judgment in matters affecting its duties as Transfer Agent, and in its discretion may apply to and act upon instructions of its own counsel or of the counsel of the Company in respect to any questions arising in connection with such agency, all legal fees to be at the expense of the Company and Action is hereby relieved of any responsibility to the Company and is indemnified by the Company as to any responsibility to third persons, for action taken in accordance with advice of such counselor its own judgment, remaining liable only for its own willful default or misconduct.

13. Action shall be indemnified by the Company for any acts of Action based upon:

A. Any paper or document reasonably believed by it to be genuine and to have been signed by the properperson or persons; and

B. Its recognition of certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of the Transfer Agent.

14. Action shall not be held to have notice of any change of authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

15. So long as Action has acted in good faith and with due diligence and without negligence, the Company shall assume full responsibility and shall indemnify Action and save it harmless from and against all actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of agency relationship to the Company. Action shall not be under any obligation to prosecute or to defend any action or suit in respect of such agency relationship which, in opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as reasonably requested, furnish Action with satisfactory indemnity against such expense or liability. Action shall be without liability to the Company, and is hereby indemnified from any liability to third persons, from Action's refusal to perform any act in connection with this agency, wherein reliance upon opinion of its counsel, Action in good faith believes that such act may subject it or its officers or employees to criminal liability or injunctive sanctions under any law of any state or of the United States, and in particular, under the Securities Act of 1933.

16. The Company may remove Action as Transfer Agent at any time by giving a 30 day written notice in the form of a resolution from the Board of Directors calling for such removal (a copy of such resolution shall be furnished to Action) and upon the payment of any and all reasonable charges owing to Action. Action may resign as Transfer Agent at any time giving written notice of such resignation to the Company at its last known address, and thereupon its duties as Transfer Agent shall cease.

17. This agreement may not be assigned by Action without express written consent of the Company.

18. Action may, at its sole discretion, pay a finders fee to any person, persons or entity for referring the company to Action. Any finders fee agreement entered into by Action, which is directly related to this agreement between Action and the company, will be made available to the company for inspection upon written request.

19. Action may increase its transfer rates as it deems necessary, without notification to client.

20. The Company was chartered under the laws of the State of Nevada by Certificate of Incorporation filed in the office of the Secretary of State for Nevada on the 20th day of September, 2012.

21. The total number of shares of each class of the securities which the Company is now authorized to issue and the number thereof now issued and outstanding is:

A.  Class:                      Common

B.   ParValue:                                $0.001 per share

C.  Authorized:                                400,000,000 common shares

D.  Issued and Outstanding: None

22.    The duly elected and qualified officers and directors of this Corporation, all owners of more than 10% of the Company’s outstanding stock (“principal shareholders") and all affiliates, as defined in SEC Rule 144(a)(1), are as follows:

                Title                                                                      Name and Address                                                                           Signature

                                                                                                                                        (Required only for officers and directors)

 Chief Executive Officer, President,                                                                   Alexys Papamps Dominguez
Chief Financial Officer, Secretary                                                                      Las Caobas, 4th Street, No. 23
Treasurer                                                                       Puerto Plata
              Dominican Republic

23. That the name, address, and phone number of Counsel to the Company is:   None has been appointed yet.

24. That the address and phone number of the Company to which all communication are to be sent:

Antera Mota No. 87. Esq., Dr. Zafra

Officio Abreu, Suite A

Puerto Plata, Republica Dominicana

Attention:  Mr. Virgilio Santana Ripoll

25. That the names and addresses of all past and present Transfer Agents (other than Action) are:   None

Agreed and entered into the day and year first written above.

Company: Recursos Queliz, Inc.                                                                                                Action Stock Transfer Corporation

By: /s/ Juan Alexi Payamps Dominguez                                                                                     By: _____/s/ Justeene Blankenship________

         Alexys Payamps Dominguez - President                                                 Justeene Blankenship – President